ROSS MILLER Secretary of State 204 North Carson Street, Ste-1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Filed in the office of /s/Ross Miller Ross Miller Secretary of State State of Nevada	Document number 20120536593-86
Filing Date and Time 07/31/2012 4:34 PM
Entity Number C13763-1999

ARTICLES OF MERGER (PURSUANT TO NRS 92a.200) Page 1

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                    ABOVE SPACE FOR OFFICE USE ONLY

(Pursuant To Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1.

Name and jurisdiction of organization of each constituent entity (NRS92A.200).  If there are more than four merging entities, check box □ and attach an 81/2”x11” blank sheet containing the required information for each additional entity.

XtraPlan, Inc.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*
and
Derby Resources, Inc.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type*

*Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State Atr Merger Page 1 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste-1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

ARTICLES OF MERGER (PURSUANT TO NRS 92a.200) Page 2

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                    ABOVE SPACE FOR OFFICE USE ONLY

2)

Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.1 90):

Attn:	NEVADA AGENCY AND TRANSFER COMPANY

c/o:	50 West Liberty Street, Suite 880 Reno, NV 89501

3) (Choose one)

The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

■The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner’s approval (NRS 92A.200)(options a, b or c must be used, as applicable, for each entity)(If there are more than four merging entities check box □ and attach an 81/2”x11” blank sheet containing the required information for each additional entity):

(a) Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
And, or;
Derby Resources, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State Atr Merger Page 2 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste-1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

ARTICLES OF MERGER (PURSUANT TO NRS 92a.200) Page 3

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                    ABOVE SPACE FOR OFFICE USE ONLY

(b) The plan was approved by the required consent owners of*:

XtraPlan, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
And, or;

Name of surviving entity, if applicable

*Unless otherwise provided in the certificate of trust or governing instrument of business trust, a merger must be approved by all the trustees and beneficial owners of each trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Atr Merger Page 3 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste-1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

ARTICLES OF MERGER (PURSUANT TO NRS 92a.200) Page 4

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                    ABOVE SPACE FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State Atr Merger Page 4 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste-1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

ARTICLES OF MERGER (PURSUANT TO NRS 92a.200) Page 5

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                    ABOVE SPACE FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity.  Provide article numbers, if available (NRS92A.200)*:

ARTICLE 1 OF THE ARTICLES OF INCORPORATION SHALL READ AS FOLLOWS: THE NAME OF THE CORPORATION IS XtraPlan, Inc.

6) Location of Plan of Merger (check box)

■ (a) The entire plan of merger is attached.

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address, if a limited partnership, or other place of business of the surviving entity (NRS 92A.200)

7) Effective date (optional)**: ______________________

*Amended and restated articles may be attached as an exhibit or integrated in to the articles of merger.  Please entitle them “Restated” of “Amended and Restated” accordingly.  The form to accompany restated articles prescribed by the Secretary of State must accompany the amended and/or restated articles.  Pursuant to NRS 92A.180 (merger of subsidiary into parent-Nevada parent owning 90%or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed

**A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State Atr Merger Page 5 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste-1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

ARTICLES OF MERGER (PURSUANT TO NRS 92a.200) Page 6

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                    ABOVE SPACE FOR OFFICE USE ONLY

8) Signatures-Must be signed by : An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liabilioty company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS92A.230)*

(If there are more than four merging entities check box □ and attach an 81/2”x11” blank sheet containing the required information for each additional entity):

XtraPlan, Inc.
Name of merging entity
/s/Kuba Farbiarz	President	7/27/12
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Derby Resources, Inc.
Name of surviving entity
/s/Frank Pioppi	Chief Executive Officer	7/27/12
Signature	Title	Date

*The articles of merger must be signed by each foreign constituent entity in the manner provide by law governing it (NRS 92A230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.	Nevada Secretary of State Atr Merger Page 9 2007
Revised on 01/01/07

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 27,  2012, is by and between Derby Resources, Inc., a Nevada corporation ("Parent"), and Xtra Plan, Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent ("Xtra") (Parent and Xtra are hereinafter collectively referred to as the "Constituent Corporations").

RECITALS

WHEREAS, the board of directors of Parent has determined that it is advisable and in the best interests of the respective companies to enter into a business combination by means of the merger of Xtra with and into Parent (the "Merger") and has approved and adopted this Agreement and Plan of Merger (the "Agreement").

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1. Merger and Effective Time. Effective upon the filing of the Articles of Merger (the "Articles of Merger"), entered into concurrently herewith, with the Secretary of State of the State of Nevada (the "Effective Time"), Xtra shall be merged with and into Parent (the "Merger") and Xtra shall be the surviving corporation of the Merger (the "Surviving Corporation").

2. Effect of Merger. At the Effective Time, Xtra shall merge with and into Parent and the separate existence of Xtra shall cease. The effect of the Merger shall be as provided in the Nevada Revised Statutes. Without limiting the generality of the foregoing, as a result of the Merger all rights, powers, privileges, obligations and duties of Xtra shall become the rights, powers, privileges, obligations and duties of the Surviving Corporation.

3. Name of Surviving Corporation. The name of the Surviving Corporation shall be "Xtra Plan, Inc."

4. Governing Documents. The Articles of Incorporation of Parent, as amended to the extent provided in the Articles of Merger, and the Bylaws of Parent, as in effect at the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until sooner terminated or changed as permitted by the provisions of Nevada Revised Statutes, as amended.

5. Directors and Officers. At the Effective Time, the directors and the officers of the Surviving Corporation shall be the incumbent directors and officers of Parent, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Articles of Incorporation or Bylaws of the Surviving Corporation.

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6.

Conversion of Securities and Consideration. At the Effective Time, by virtue of the Merger and in consideration therefor, and without any action on the part of the Constituent Corporations or any stockholder thereof, (i) each share of Xtra Common Stock shall be cancelled, and (ii) each share of Parent's Common Stock shall remain unchanged in the hands of the holder thereof as an outstanding share of the Surviving Corporation.

7. Representations and Warranties of Parent. Parent represents and warrants to Xtra that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and to execute the Articles of Merger and to perform its obligations hereunder, (c) this Agreement has been duly executed and delivered by Parent, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Parent, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Articles of Incorporation or Bylaws of Parent.

8. Representations and Warranties of Xtra. Xtra represents and warrants to Parent that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to perform its obligations hereunder, (c) this Agreement has been duly executed and delivered by Xtra, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Xtra, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Articles of Incorporation or Bylaws of Xtra.

9. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

10. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

11. Termination. Prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by action of the Board of Directors of Parent, acting in its sole discretion.

12. Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented only by an agreement in writing executed by both Constituent Corporations.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

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14.

Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DERBY RESOURCES, INC By: /s/Frank Pioppi______________________ Name: Frank Pioppi Title: President
XTRA PLAN, INC. By: /s/Kuba Farbiarz______________________ Name: Kuba Farbiarz Title: President

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